Alberta Securities Commission
Ontario Securities Commission
British Columbia Securities Commission


Attention:  Filings

November 3, 2000

Dear Sirs:

Re:  Brocker Technology Group Ltd.

We wish to advise that, based upon our knowledge at this time, we are in agreement with the information contained in the attached Notice by Brocker Technology Group Ltd. dated October 18, 2000.

Yours truly,

"KPMG LLP"

TO: Alberta Securities Commission

AND TO: British Columbia Securities Commission

AND TO: Ontario Securities Commission


RE:     NATIONAL POLICY NO. 31


     The Notice by Brocker Technology Group Ltd. dated October 18, 2000 under National Policy No. 31 and the response letters of the former and successor auditors have been reviewed by the Board of Directors of the Corporation.


DATED this 1st day of November, 2000.

                                              BROCKER TECHNOLOGY GROUP LTD.


                                              Per:  (Signed)  "Casey O'Byrne"

TO:              Alberta Securities Commission

AND TO:          British Columbia Securities Commission

AND TO:          Ontario Securities Commission

AND TO:          Deloitte Touche Tohmatsu

AND TO:          KPMG, LLP

BROCKER TECHNOLOGY GROUP LTD. (hereinafter referred to as the "Corporation") hereby gives notice, pursuant to National Policy 31, as follows:

1. At the request of the Corporation, KPMG, LLP of Auckland, New Zealand has resigned as auditors of the Corporation, and Deloitte Touche Tohmatsu of Auckland, New Zealand has been appointed as auditor of the Corporation in their place.

2. There have been no Reservations in the Auditor's Reports for the Corporation's two most recently completed fiscal years or any subsequent period.

3. This proposed change of auditor of the Corporation was considered and approved by the Corporation's Board of Directors.

4. In the Corporation's opinion there have been no Reportable Events, as that term is defined in National Policy 31.

DATED this 1st day of November, 2000.


                                            BROCKER TECHNOLOGY GROUP LTD.


                                            Per:  (Signed)  "Casey O'Byrne"









Alberta Securities Commission
21st Floor, 10025 Jasper Avenue
Edmonton, Alberta
T5J 3Z5

- and -

British Columbia Securities Commission
1100 - 865 Hornby Street
Vancouver, British Columbia
V6Z 2H4

- and -

Ontario Securities Commission
Suite 700, Box 55
20 Queen Street West
Toronto, Ontario
M5H 3S8

ATTENTION:  FILINGS

Dear Sirs:

RE:  BROCKER TECHNOLOGY GROUP LTD.

I wish to advise that, based upon our knowledge at this time, we are in agreement with the information contained in the attached Notice by Brocker Technology Group Ltd. dated October 18, 2000.

Yours truly,
"DELOITTE TOUCHE TOHMATSU"